EXHIBIT 4.0



NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK WHICH MAY BE ISSUED ON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) THEY ARE REGISTERED UNDER THE SECURITIES ACT OR (2) THE HOLDER HAS DELIVERED TO THE ISSUER AN OPINION OF COUNSEL, WHICH OPINION SHALL BE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THERE IS AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THAT REGISTRATION OTHERWISE IS NOT REQUIRED.

                                TASTY FRIES, INC.

              WARRANT TO PURCHASE _________ SHARES OF COMMON STOCK

         FOR VALUE RECEIVED, _______________________________________ or his
transferees or assigns (the "Holder"), is entitled to purchase, subject to the provisions hereof, from TASTY FRIES, INC., a Nevada corporation (the "Issuer"), __________ fully paid, validly issued and non-assessable shares of common stock, par value $.001 per share (the "Common Stock"), of the Issuer (the "Shares") at an exercise price of $1.90 which will entitle the holder to receive one share of Common Stock, subject to adjustment as provided below. The right to purchase the Shares under this Warrant is exercisable, in whole or in part, at any time after the date of this Warrant and prior to 5:00 p.m., New York City time, on May 31, 1999. The Shares deliverable upon exercise of this Warrant (including any adjusted number of Shares issuable pursuant to the provisions of this Warrant) are hereinafter sometimes referred to as "Warrant Shares" and the exercise price per Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the


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"Exercise Price." This Warrant and all warrants issued upon transfer, division or in substitution thereof are hereinafter sometimes referred to as the "Warrants."

         (a) EXERCISE OF WARRANT. This Warrant may be exercised by presentation and surrender to the Issuer at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the Warrant Shares. Payment shall be made by wire transfer or by certified or official bank check. As soon as practicable after the exercise of this Warrant, and in any event within five New York Stock Exchange, Inc. trading days, the Issuer shall issue and deliver to the Holder a certificate or certificates representing the number of Shares issuable upon the exercise of this Warrant (or such lesser number as shall be indicated on the Purchase Form), registered in the name of the Holder or its designee(s). If this Warrant is exercised only in part, the Issuer also shall issue and deliver to the Holder a new Warrant, substantially in the form of this Warrant, covering the number of Warrant Shares which then are issuable hereunder. Upon receipt by the Issuer of this Warrant at its office, in proper form for exercise, the Holder shall as of that date be deemed to be the holder of record of the number of Warrant Shares specified in the Purchase Form. The Issuer shall pay any and all documentary stamps or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on the exercise of this Warrant.

         (b) RESERVATION OF SHARES. The Issuer shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued capital stock, for issuance on the exercise of this Warrant, such number of Shares as shall be required for issuance and delivery upon the exercise of this Warrant.

         (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall

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be issued upon the exercise of this Warrant. With respect to any fraction of a
Share called for upon any exercise hereof, the Issuer shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price per Share.

         As used in this Warrant, the "Current Market Price" of the Warrant Shares at any date shall be the last reported sale price per share on the New York Stock Exchange, Inc. trading day preceding that date. The "last reported sale price" for any day shall be (i) the last reported sale price of the Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ" National Market System"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (c)(i), the last bid quotation for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted bid quotations for the Common Stock, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If none of the conditions set forth above is met, the Current Market Price shall be the last sale price for a share of the Issuer's restricted Common Stock as sold by the Issuer in an offering exempt from registration under Regulation D of the Securities Act or similar exemption.

         (d) TRANSFER OF WARRANT. This Warrant may be transferred in whole or in part at any time; provided, however, that the Holder shall not transfer this Warrant to more than five persons or entities. Any such assignment shall be effectuated by the Holder executing the Assignment Form annexed hereto and surrendering this Warrant for cancellation to the Issuer at its principal office,

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whereupon the Issuer shall issue in the name or names specified by the Holder
(including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder. Notwithstanding the foregoing, neither this Warrant nor the Warrant Shares shall be transferable unless (i) a registration statement under the Securities Act covering the Warrant Shares is in effect at such time or (ii) the Issuer has received at the Holder's sole expense an opinion from Issuer's counsel or from the Holder's counsel (which such counsel and opinion shall be reasonably satisfactory to the Issuer and its counsel) to the effect that such registration is not required and that the transfer being requested complies with applicable federal and state securities laws. In the event that the Holder seeks an opinion as to the transfer without registration from the Holder's counsel, the Issuer shall provide to the extent it is available without unreasonable effort or expense, such factual information to the Holder's counsel as may reasonably be requested for the purpose of rendering such opinion.

         (e) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, including, in the Issuer's sole discretion, the posting of a security bond or similar instrument at the Holder's sole expense, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall not constitute an additional contractual obligation on the part of the Issuer, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (f) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights

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of a stockholder in the Issuer, either at law or equity, and the rights of the
Holder are limited to those expressed in this Warrant and are not enforceable against the Issuer except to the extent set forth herein.

         (g)      ANTI-DILUTION RIGHTS.

                  (i) If at any time after the date hereof the Issuer declares or authorizes any dividend (other than a cash dividend), stock split, reverse stock split, combination, exchange of Shares, or there occurs any recapitalization, merger, consolidation, sale or acquisition of property or stock, reorganization or liquidation, or if the outstanding Shares are changed into the same or a different number of Shares of the same or another class or classes of stock of the Issuer, then the Issuer shall cause effective provision to be made so that the Holder shall, upon exercise of this Warrant following such event, be entitled to receive the number of shares of stock or other securities or the cash or property of the Issuer (or of the successor corporation or other entity resulting from any consolidation or merger) to which the Warrant Shares (and any other securities) deliverable upon the exercise of this Warrant would have been entitled if this Warrant had been exercised immediately prior to the earlier of (i) such event and (ii) the record date, if any, set for determining the stockholders entitled to participate in such event, and the Exercise Price shall be adjusted appropriately so that the aggregate amount payable by the Holder hereof upon the full exercise of this Warrant remains the same. The Issuer shall not effect any recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation or entity shall assume by written instrument the obligation to deliver to the Holder hereof the shares of stock, securities, cash or property that the Holder shall be entitled to acquire in accordance with the foregoing provisions,


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which instrument shall contain provisions calculated to ensure for the Holder, to the greatest extent practicable, the benefits provided for in this Warrant.

                  (ii) If pursuant to the provisions of this Section (g) the Holder would be entitled to receive shares of stock or other securities upon the exercise of this Warrant in addition to the Shares issuable upon exercise of this Warrant, then the Issuer shall at all times reserve and keep available sufficient shares of other securities to permit the Issuer to issue such additional shares or other securities upon the exercise of this Warrant.

                  (iii) The Issuer shall at any time if so requested by the Holder furnish a written summary of all adjustments made pursuant to this paragraph (g) promptly following any such request.

         (h) SURVIVAL. Any obligation of the Issuer under this Warrant, the complete performance of which may require performance beyond the term of this Warrant, shall survive the expiration of such term.


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         (i) AMENDMENTS AND WAIVERS. The respective rights and obligations of the Issuer and the Holder may be modified or waived only by a writing executed by the party against whom the amendment or waiver is to be enforced.

         IN WITNESS WHEREOF, the Issuer has caused this Warrant to be duly executed and delivered as of May 31, 1996.

                                            TASTY FRIES, INC.


                                            By:
                                                -----------------------------
                                                Edward C. Kelly, President



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                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant as to ______________ shares and hereby makes payment of $______________ in payment of the actual exercise price thereof.

             INSTRUCTIONS FOR ISSUANCE OF COMMON STOCK CERTIFICATES

Name:    _______________________________________________________
                (Please typewrite or print in block letters)

Address:          _______________________________________________________

                  _______________________________________________________

                                                 Signature:____________________


                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, ________________________________________
hereby sells, assigns and transfer unto

Name:    _______________________________________________________
                (Please typewrite or print in block letters)

Address:          _______________________________________________________

                  _______________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of __________ Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated:    ______________, 199_

Signature:____________________


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